                                                                   EXHIBIT 10.13


                             AMENDMENT NUMBER TWO
                             --------------------

          This AMENDMENT TO LOAN AGREEMENT ("Amendment") dated as of this ____ day of October, 1998, among FLEET CAPITAL CORPORATION, as Agent, the financial institutions party to the Loan Agreement (as defined below) as Lenders, and RESTORATION HARDWARE, INC. and THE MICHAELS FURNITURE COMPANY, INC. (each a "Borrower" and collectively "Borrowers"), is made in reference to the following facts:

        A. Agent, Lenders and Borrowers have previously entered into that certain Fourth Amended and Restated Loan and Security Agreement dated as of April 30, 1998 ("Loan Agreement") and various agreements and instruments collateral thereto (collectively with the Loan Agreement, the "Loan Documents"). All capitalized terms used herein, unless otherwise defined herein, shall have the meanings set forth in the Loan Documents.

        B. Without waiving any of Agent's or Lenders' rights and remedies, Agent and Lenders are willing to amend the Loan Agreement on the terms and subject to the conditions set forth in this Amendment. Borrowers are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Agent's or Lenders' rights or remedies as set forth in the Loan Documents is being waived or modified by the terms of this Amendment.

        NOW THEREFORE, in consideration of the foregoing agreed upon recitals and the terms and conditions hereof, the parties do hereby agree as follows:

    1. The provisions of Section 1.1.1 (A) of the Loan Agreement is amended in full to read as follows:

          "(A) for Restoration, the amount of the Restoration Commitment of such Lender for Revolving Credit Loans as in effect from time to time, provided that in no event shall the aggregate principal amount of all Revolving Credit Loans to Restoration (after giving effect to all amounts requested) plus the LC Amount plus the aggregate outstanding principal amount of the Convertible Term Loan plus the aggregate amount of Revolving Credit Loans to Michaels at such date exceed the lesser of (i) the aggregate amount of the Restoration Commitments as in effect from time to time or (ii) the aggregate Restoration Borrowing Base at such time minus reserves against such Borrowing Base, if any, that may be established by Agent from time to time in accordance with this subsection; and"

    2. The provisions of subsection 1.1.1(B) of the Loan Agreement are amended in full to read as follows:

          "(B) for Michaels, the amount of the Michaels' Revolving Credit Commitment of such Lender for Revolving Credit Loans as in effect from time to time, provided that (i) in no event shall the aggregate principal amount of all Revolving Credit Loans to Michaels exceed the lesser of (a) the aggregate amount of the Michaels Revolving Credit Commitments as in effect from time to time or
(b) the aggregate Michaels Borrowing Base at such time minus reserves against such Borrowing Base, if any, that may be established by Agent from time to time in accordance with this subsection; and (ii) in no event shall the aggregate outstanding principal amount of all Revolving Credit Loans to Michael's (after giving effect to all amounts requested) plus the LC Amount plus the aggregate outstanding principal amount of all Revolving Credit Loans to Restoration plus the aggregate outstanding principal amount of the Convertible Term Loan exceed the lesser of (a) the aggregate amount of the Restoration Commitments as in effect from time to time or (b) the aggregate Restoration Borrowing Base at such time minus reserves against such Borrowing Base, if any, that may be established by the Agent from time to time in accordance with this subsection."

    3. The provisions of subsection 1.3 of the Loan Agreement are amended in full to read as follows:

          "1.3   Letters Of Credit.  Agent shall, for so long as no Default or
                 -----------------
Event of Default exists, and if requested by Restoration, cause to be issued letters of credit for the account of Restoration (collectively with any guaranties thereof given by Agent, "Letters of Credit"); provided that (i) the
                                                         --------
aggregate outstanding undrawn amount of all Letters of Credit (the "LC Amount") at any time shall not exceed $3,000,000 and (ii) in no event shall the LC Amount (after giving effect to all requested Letters of Credit) plus the aggregate outstanding principal amount of all Revolving Credit Loans to Restoration plus the aggregate outstanding principal amount of the Convertible Term Loan plus the aggregate outstanding principal amount of all Revolving Credit Loans to Michael's exceed the lesser of (a) the aggregate amount of the Restoration Commitments as in effect from time to time or (b) the aggregate Restoration Borrowing Base at such time minus reserves against such Borrowing Base, if any, that may be established by the Agent from time to time in accordance with
Section 1.1.1 hereof. The Letters of Credit shall constitute a subline of the Restoration Commitment. No Letter of Credit may have an expiration date that is after the last day of the Original Term or the then current Renewal Term. Immediately upon the issuance of each Letter of Credit, the Agent shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed to have purchased and received from the Agent, in each case irrevocably and without any further action by any party, an undivided interest and participation in such Letter of Credit, as applicable, each drawing thereunder and the obligations of Restoration under this Agreement in respect thereof in an amount equal to the product of (x) such Lender's percentage of the aggregate Restoration Commitments times (y) the maximum amount available to be drawn under such Letter of Credit (assuming compliance with all conditions to drawing). Any amounts paid by Agent or Lenders in connection with any Letter of Credit shall be treated as Revolving Credit Loans to Restoration, shall be secured by all of the Collateral and, unless and until converted in accordance with the terms of this Agreement, shall bear interest and be payable at the same rate and in the same manner as Base Rate Revolving Credit Loans. A reserve shall be charged against the Restoration Borrowing Base based on 100% of the LC Amount from time to time. All Letters of Credit will be processed through Agent's Treasury and International Services Group."

    4. The provisions of Section 1.4 of the Loan Agreement are amended in full to read as follows:

          "1.4  Convertible Term Loan and Acquisition Line Loans.  Lenders
                ------------------------------------------------
agree, ratably in accordance with their respective commitments as set forth on Annex 1, to make Convertible Term Loans and, in accordance with their respective Acquisition Line

Commitments, to make Acquisition Line Loans available to Restoration for the purposes and in the amounts set forth below:

                    (a) $10,000,000 term loan facility for use by Restoration, at its option, once each calendar year, to convert a portion of its outstanding Revolving Credit Loans into a term loan ("Convertible Term Loan"). Each Convertible Term Loan shall be for a term of thirteen months, from the date of such conversion (or, if earlier, on the termination of this Agreement pursuant to Section 4 hereof), interest only, payable monthly in arrears, all principal and unpaid interest to be paid at maturity or, if earlier, upon termination of this Agreement for any reason. Such conversions from Revolving Credit Loans to Convertible Term Loans shall be in minimum increments of $1,000,000 each, and shall occur upon Restoration's request therefor. Concurrently with any such request, Restoration shall execute and deliver to Agent a Convertible Term Loan Note in the form of Exhibit 1.4 hereto, in favor of each Lender, in the face amount of the Convertible Term Loan owing to such Lender.

                    (b) $10,000,000 term loan facility for use by Restoration, at its option, for the purpose of acquiring similar businesses, trademarks and the like ("Acquisition Line"). Provided no Default or Event of Default then exists or would be created thereby and each Lender has consented to the underlying acquisition and the terms of such Loans in its sole discretion, in the exercise of its reasonable credit judgment draws under the Acquisition Line may be made, shall be in minimum amounts of $1,000,000 and shall be for a purpose and upon such terms and conditions as shall be acceptable to each of the Lenders in their sole discretion in the exercise of their reasonable credit judgment."

    5. The provisions of Section 2.3 (iv) of the Loan Agreement are amended in full to read as follows:

          "(iv) Lenders shall receive payments of all amounts made by the Borrowers hereunder free and clear of, and without deduction for, any Taxes. If
(1) Lenders shall be subject to any Tax in respect of any payment made by a Borrower hereunder or any part thereof or, (2) Borrowers shall be required to withhold or deduct any Tax from any such amount, the relevant amount payable hereunder shall be adjusted by Lenders to reflect all additional costs incurred by Lenders in connection with the payment by Lenders or the withholding by Borrowers of such Tax and Borrowers shall provide Lenders with a statement detailing the amount of any such Tax actually paid by Borrowers. Determination by Lenders of the amount of such costs shall, in the absence of manifest error, be conclusive. If after any such adjustment any part of any Tax paid by Lenders is subsequently recovered by Lenders, Lenders shall reimburse Borrowers to the extent of the amount so recovered. A certificate of an officer of Agent setting forth the amount of such recovery and the basis therefor shall, in the absence of manifest error, be conclusive."

    6. The provisions of Section 2.6 of the Loan Agreement are amended in full to read as follows:

          "2.6  Reimbursement of Expenses.  If, at any time or times regardless
                -------------------------
of whether or not an Event of Default then exists, Agent or, where and to the extent expressly indicated below any Lender, incurs legal or accounting expenses or any other out-of-pocket costs or expenses in connection with (i) the negotiation and preparation of this Agreement or any of the other Loan Documents, including all search, recording, filing, title search, title policy fees and the like, any amendment of or modification of this Agreement or any of the other Loan Documents; (ii) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby;
(iii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, any Borrower or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents;
(iv) any attempt to enforce any rights of Agent, any Lender, or any Participating Lender against any Borrower or any other Person which may be obligated to Agent or any Lender by virtue of this Agreement or any of the other Loan Documents, including, without limitation, the Account Debtors; (v) any attempt to inspect (including audits and appraisals), verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral or (vi) any Default or Event of Default and any enforcement or collection proceedings (including any bankruptcy, reorganization, workout or other similar proceeding) resulting from such Default or Event of Default or in connection with the negotiation of any restructuring or "work-out" (whether or not consummated) of the obligations of Borrowers under the Loan Documents (and including the costs and expenses of any Lender in connection therewith); then all such reasonable legal and other actual out of pocket costs and expenses (collectively, "Lenders' Costs") shall, to the extent incurred, be charged to Borrowers; provided, however, that Borrowers shall not be charged in excess of $10,000 in the aggregate under clauses (ii) and (v) of this Section 2.6 during any calendar year in which no Event of Default has occurred or existed. All amounts chargeable to Borrowers under this Section 2.6 shall be charged to the Loan Account of the Borrower who incurred such charge to the extent identifiable, and if not identifiable, at Agent's option, charged to each Borrower's Loan Account in proportion to each Borrower's then outstanding balance, in each case as Revolving Credit Loans, or otherwise be payable on demand to Agent (for the account of the Person to whom such amount is payable), shall be Obligations secured by all of the Collateral and shall bear interest from the date charged to the Loan Account (or from the date following the date demand is made, if not so charged) until paid in full at the rate applicable to Base Rate Revolving Credit Loans from time to time (unless and until converted in accordance with the terms of this Agreement). Borrowers shall also reimburse Agent for expenses incurred by Agent in its administration of the Collateral to the extent and in the manner provided in Section 6 hereof."

     7.    A new Section 2.8 is added to the Loan Agreement to read as follows:

           "2.8.  Changed Circumstances.
                  ---------------------

           (a) In the event that the Agent or any Lender shall have determined in good faith (which determination shall be final and conclusive) that:

           (i) adequate and fair means do not exist for ascertaining the LIBOR Rate, or

          (ii) the making of a LIBOR Loan or the continuation of or conversion of any Loan to a LIBOR Loan has been made unlawful due to (1) the occurrence of a contingency that materially and adversely affects the interbank foreign currency deposits market or (2) compliance by the Agent or any Lender in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); or

         (iii) the LIBOR Rate no longer represents the effective cost to any Lender for U.S. dollar deposits in the interbank market for deposits in which it regularly participates;

        then, and in any such event, the Agent or such Lender shall forthwith so notify the Borrowers. Until the Agent or such Lender notifies the Borrowers that the circumstances giving rise to such notice no longer apply, the obligation of the Agent or such Lender to allow selection by the Borrowers of LIBOR Loans shall be suspended. If at the time the Agent or such Lender so notifies the Borrower, either of the Borrowers has previously made a LIBOR Request but such LIBOR Loan has not yet been made, continued or converted, such notification shall be deemed to be void and the applicable Borrower may borrow Base Rate Loans by giving a substitute request therefor.

        Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given) the Borrowers shall forthwith convert the relevant LIBOR Loans to Base Rate Loans in accordance with Section 2.3 hereof by giving a notice to the Agent.

        (b) In case the adoption of or any change in any law, regulation, treaty or official directive or the interpretation or application thereof by any court or by any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

             (i) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, the Agent or any Lender (other than such requirements as are already included in the determination of the LIBOR Rate), or

            (ii) imposes upon the Agent or any Lender any other condition with respect to its or the Borrowers' performance under this Agreement,


       and the result of any of the foregoing is to increase the cost to any Lender, reduce the income receivable by any Lender or impose any expense upon any Lender with respect to the Loans or the commitments of the Lenders hereunder in an amount which such Lender in good faith determines is material, such Lender shall notify the Borrowers thereof as promptly as is reasonably practical. The Borrowers agree to pay to such Lender the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by such Lender of a statement in the amount and setting forth a calculation thereof, which statement shall be deemed true and correct absent manifest error."

    8.    A new Section 2.9 is added to the Loan Agreement to read as follows:

          "2.9.  Capital Requirements.  If after the date hereof any Lender
                 --------------------
determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (ii) compliance by the Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender's or such holding company's capital as a consequence of its commitment to make Loans and to issue or participate in the issuance of Letters of Credit hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Lender in good faith to be material, such Lender shall notify the Borrowers thereof as promptly as is reasonably practical. The Borrowers agree to pay to such Lender the amount of such reduction in the return on capital as and when such reduction is determined, upon presentation by such Lender of a statement in the amount and setting forth a calculation thereof, which statement shall be deemed true and correct absent manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods."

    9.    A new Section 2.10 is added to the Loan Agreement to read as follows:

          "2.10.  Indemnity.  The Borrowers agree to indemnify the Lenders and
                  ---------
to hold the Lenders harmless from and against any loss, cost or expense (including loss of anticipated profits) that the Lenders may sustain or incur as a consequence of (a) default by the Borrowers in payment of the principal amount of or any interest on any LIBOR Loan as and when due and payable, including any such loss or expense arising from interest or fees payable by any Lender to lenders of funds obtained by it in order to maintain its LIBOR Loans, or (b) default by the Borrowers in making a borrowing or conversion after a Borrower has given (or is deemed to have given) a LIBOR Request relating thereto, or (c) the making of any payment of a LIBOR Loan or the conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable LIBOR Period with respect thereto, including interest or fees payable by any Lender to lenders of funds obtained by it in order to maintain any such Loan. The Borrowers agree to pay to the Lenders the amount of such loss, cost or expense as and when such loss, cost or expense is incurred or determined, upon presentation by the relevant Lender of a statement in the amount and setting forth such Lender's calculation thereof, which statement shall be deemed true and correct absent manifest error. This covenant shall survive the termination of this Agreement and the repayment of any outstanding Note, Loans and other obligations of the Borrowers hereunder."

    10.    A new Section 2.11 is added to the Loan Agreement to read as follows:

          "2.11  Procedure for Claims.
                 --------------------

          (a) The Borrowers shall not be required to compensate any Lender pursuant to Section 2.8 or 2.9 hereof for any amounts arising in respect of increased costs, funding indemnity, or other indemnity relating to changes in regulatory conditions for any Lender to the extent that such amounts were incurred more than 180 days prior to the date that such Lender notifies the Borrowers of such Lender's intention to claim compensation therefor, provided
                                                                     --------
that if the event or change in regulatory condition giving rise to such amounts is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

          (b) Each Lender agrees that as promptly as practicable after it becomes aware of the occurrence of an event that would entitle it to make a claim for compensation in respect of increased costs, or other regulatory indemnities relating to changes of regulatory conditions for any Lender, it shall use reasonable efforts to make, fund or maintain its affected Loans through another lending office if as a result thereof the increased costs would be avoided or materially reduced or any illegality would thereby cease to exist and if, in the reasonable opinion of such Lender, the making, funding or maintaining of such Loans through such other lending office would not in any material respect be disadvantageous to such Lender or contrary to such Lender's normal banking practices.

          (c) Upon the receipt by any Borrower from any Lender (an "Affected Lender") of a request for compensation in respect of increased costs, or other regulatory indemnities relating to changes of regulatory conditions for any Lender, the Borrowers may (i) request one more of the other Lenders to acquire and assume all or part of such Affected Lender's Loans and Commitment; or (ii) designate an Eligible Assignee satisfactory to the Borrower to acquire and assume all or part of such Affected Lender's Loans and Commitment (a "Replacement Lender"). Any such designation of a Replacement Lender under clause (ii) shall be subject to the prior written consent of the Agent (which consent shall not be unreasonably withheld). In connection with any such assumption (A) the Replacement Lender shall pay to the Affected Lender in immediately available funds on the date of the assignment the principal amount of the Loans made by the Affected Lender hereunder which are being acquired by the Replacement Lender, and (B) the Borrowers shall pay to the Affected Lender in immediately available funds on the date of the assignment the interest accrued to the date of the assignment on the Loans which are being acquired by the Replacement Lender and all other amounts then accrued for the Affected Lender's account or owed to it hereunder with respect to such Loans (including any such increased costs or regulatory indemnities.)"

    11. The provisions of Section 3.1.1 (i) of the Loan Agreement are amended in full to read as follows:

          "(i) A request for Revolving Credit Loans shall be made, or shall be deemed to be made, in the following manner: (a) a Borrower may give Agent notice of its intention to borrow, in which notice such Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date (which shall be a Business Day), no later than 10:00 a.m. Pacific time on the proposed borrowing date (subject to such additional requirements as are set forth in
Section 2.3 for the LIBOR Option), provided, however, that no Lender shall have
                                   --------
any obligation to make any Loans at a time when there exists a Default or an Event of Default; and (b) the failure of any Borrower to pay when due any amount required to be paid under this Agreement, whether as interest or for any other Obligation, shall be deemed irrevocably to be a request by such Borrower for a Base Rate Revolving Credit Loan on the due date in the amount required to pay such interest or other Obligation and the advance of such Revolving Credit Loan shall discharge such Obligation."

    12. The provisions of Section 3.1.2 of the Loan Agreement are amended in full to read as follows:

          "3.1.2  Funding by Lenders.  Agent shall from time to time, but no
                  ------------------
less frequently than weekly, notify each Lender of the date such Lender is to fund its Loans and the amount to be made available by it. At the discretion of Agent, the amount to be made available by a Lender on any date may be netted against any amount owing to such Lender and otherwise payable by Agent on account of payments received by it from Borrowers on such date. The amount to be made available by each Lender on any date shall be made available by it on such date to Agent, at account number 937-001-4304, ABA #011900445 (or such other account as Agent shall have designated in writing to Lenders) maintained by Agent with Bank at its office located at 777 Main Street, Hartford, Connecticut 06115-2000, in immediately available funds, not later than 1:00 p.m. Pacific time on any day in the case of fundings of which Lenders have received notice not later than 10:30 a.m. Pacific time on such day (or, if notice is received after such time, not later than 10:00 a.m. Pacific time on the next succeeding Business Day). Except as otherwise specifically set forth herein, the obligation of each Lender to fund its Loans on the date specified by Agent (even if made available by Agent to a Borrower prior to requiring the funding by such Lender) shall not be affected by (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Agent, Borrowers or any other Person for any reason whatsoever, (ii) the occurrence or continuation of a Default or Event of Default, solely to the extent that the Agent has obtained actual knowledge of such Default or Event of Default after Agent shall have made the Loans available to Borrowers, or (iii) the failure of any other Lender to make its Loans available to Agent."

    13. The provisions of Section 3.1.4 of the Loan Agreement are amended in full to read as follows:

          "3.1.4  Funding of Overadvances. Agent may, with the consent of all
                  -----------------------
Lenders, make Revolving Credit Loans or issue Letters of Credit on behalf of Lenders as requested by Borrowers pursuant to subsection 3.1.1 or Section 1.3 hereof in excess of the Restoration Borrowing Base (but in no event in excess of the aggregate Restoration Commitments when such Revolving Credit Loans to the Borrowers are aggregated with all Convertible Term Loans and the LC Amount as set forth in Section 1.1.1 hereof) or the Michael's Borrowing Base (as applicable, a "Discretionary Extension"). Any such Discretionary Extensions shall be due on demand of Agent, and the making of any such Discretionary Extensions at any time shall not be deemed to constitute a waiver of any condition applicable to any future borrowing nor a waiver of any Default or Event of Default, and Agent and Lenders reserve all of their rights with respect thereto."

    14. The provisions of Section 3.1.5 of the Loan Agreement are amended in full to read as follows:

          "3.1.5  Authorization.  Borrowers hereby irrevocably authorize
                  -------------
Lenders, in the sole discretion of Agent (should Borrowers not discharge such obligation), to advance to Borrowers, and to charge to the applicable Borrower's Loan Account hereunder as a Base Rate Revolving Credit Loan, a sum sufficient to pay all interest accrued on such Borrower's Obligations during any calendar month and to pay all costs, fees and expenses at any time owed by such Borrower to Lenders or Agent hereunder. Amounts advanced pursuant to this subsection
3.1.5 shall be deemed to have been requested by Borrowers pursuant to subsection 3.1.1(i)(b), and the provisions of subsections 3.1.2 and 3.1.3 shall be applicable to each such advance. Agent may, in its sole discretion, make Discretionary Extensions of $2,000,000 in the aggregate, for a period not to exceed 45 days (with respect to Michaels, not to exceed the lesser of (i) $300,000 or (ii) 10% of the Michaels Borrowing Base), provided that nothing
                                                      --------
contained herein shall be deemed to permit the making of any Discretionary Extensions which would cause the aggregate outstanding Revolving Credit Loans to the Borrowers (when combined with the aggregate Convertible Term Loans and the LC Amount) to exceed the aggregate Restoration Commitments for any reason or to require any Lender to make or, as the case may be, participate in, Revolving Credit Loans, Convertible Term Loans or Letters of Credit, in excess of such Lender's individual Restoration Commitment."

    15. The provisions of Section 3.2.1 of the Loan Agreement are amended in full to read as follows:

          "3.2.1  Principal.  Principal payable on account of Revolving Credit
                  ---------
Loans shall be payable by Borrowers to Agent for the account of Lenders immediately upon the earliest of (i) the receipt by Agent or Borrowers of any proceeds in excess of $250,000 for any single transaction or event concerning any of the Collateral (other than sales in the ordinary course of each Borrower's business and collection by Restoration of TI Accounts), to the extent of said proceeds, (ii) the occurrence of an Event of Default in consequence of which Lenders elect to accelerate the maturity and payment of the Obligations, or (iii) termination of this Agreement pursuant to Section 4 hereof; provided, however, that if an Overadvance shall exist at any time

(other than with respect to any Discretionary Extension made and repaid in accordance with Sections 3.1.4 and 3.1.5 hereof), Borrowers shall promptly repay the Overadvance. Principal on account of the Convertible Term Loan and the Acquisition Line loans shall be payable in the manner respectively set forth in
Section 1.4."

    16. The provisions of Section 3.2.2 of the Loan Agreement are amended in full to read as follows:

          "3.2.2  Interest.  Interest accrued on the Loans shall be due on the
                  --------
earliest of (i) the first calendar day of each calendar month (for the immediately preceding calendar month), computed through the last calendar day of the preceding calendar month, (ii) the occurrence of an Event of Default in consequence of which all Lenders elect to accelerate the maturity and payment of the Obligations or (iii) termination of this Agreement pursuant to Section 4 hereof."

    17. The provisions of Section 4.2.1 of the Loan Agreement are amended in full to read as follows:

          "4.2.1  Termination by Lenders.  Any Lender may terminate its
                  ----------------------
Commitments without notice upon or after the occurrence of an Event of Default."

    18. The provisions of Section 6.2.5 of the Loan Agreement are amended in full to read as follows:

          "6.2.5  "Maintenance of Dominion Account.  Each Borrower shall
                   -------------------------------
maintain a Dominion Account acceptable to Agent with such bank or banks as may be selected by such Borrower and be acceptable to Agent; provided, however, that the Dominion Account of Borrowers shall only be utilized, if Agent so elects in its reasonable credit judgment, during the continuance of an Event of Default; provided, that, if such Event of Default shall be cured Agent shall be entitled, in the exercise of its reasonable credit judgment, to maintain such account for up to 60 days following such cure. Agent shall at all times have a perfected security interest in such Dominion Accounts. Each of the Borrowers shall issue to any such bank or banks an irrevocable letter of instruction directing such bank or banks, upon notice from Agent that an Event of Default has occurred and is then continuing (or during such 60 day period), to deposit all payments or other remittances to its Dominion Account for application on account of the Obligations. At all times prior to the use of the Dominion Account of Borrowers, Borrowers shall have control over their cash, but the Borrowers agree that at all times they shall ensure that all cash (including all proceeds of any Accounts) of the Borrowers and their Subsidiaries shall be maintained at an account or accounts subject to the foregoing letter of instruction and that all Accounts and Inventory proceeds shall be deposited in such accounts directly or promptly following receipt by the Borrowers or any of their Subsidiaries. Once in effect (if ever), until released, all funds deposited in the Borrowers' Dominion Accounts shall immediately become the property of Agent, for the account of Lenders, and Borrowers shall obtain the agreement by such bank or banks in favor of Agent, for the benefit of Agent and Lenders, to waive any offset rights against the funds so deposited. Neither Agent nor any Lender assumes any responsibility for any such arrangement, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank or banks thereunder. No waiver or forbearance with respect to any Event of Default shall act as a cure thereof for purposes of this subsection 6.2.5."

    19. The provisions of Section 7.1.10 of the Loan Agreement are amended in full to read as follows:

          "7.1.10  Financial Statements; Fiscal Year.  The balance sheets of
                   ---------------------------------
Borrowers as of their respective audited 1997 fiscal year end financial statements, and the related statements of income, changes in stockholder's equity, and changes in financial position for the period ended on such date, have been prepared in accordance with GAAP, and present fairly the financial positions of Borrowers at such date and the results of Borrowers' operations for such period. From January 31, 1998, there has been no material change in the condition, financial or otherwise, of Borrowers as shown on their respective balance sheet as of such date and no change in the aggregate value of Equipment and real Property owned by Borrowers, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse. The fiscal year of Borrower and each of its Subsidiaries ends on the Saturday nearest the last day of January of each year."

    20. Section 7.2 of the Loan Agreement is amended by adding a new subsection (iii) to read as follows:

          ", or (iii) the representations and warranties set forth in the second sentence of Section 7.1.10 which shall be deemed to be made only as of the date of the making of any Loan and the date of delivery of financial statements pursuant to Section 8.1.3."

    21. The provisions of Section 8.2.2 of the Loan Agreement are amended in full to read as follows:

          "8.2.2  Loans.  Make, except as permitted pursuant to the definition
                  -----
of a Restricted Investment, or permit, any Subsidiary of such Borrower, if any, to make, any loans or other advances of money (other than for reasonable salary, travel advances, advances against commissions and other similar reasonable advances in the ordinary course of such Borrower's business) to any Person."

    22. Subsection (ii) of Section 8.2.3 of the Loan Agreement is amended in full to read as follows:

          "(ii) Indebtedness, to the extent permitted by Section 8.2.2, of any Subsidiary of Borrower, if any, to Borrower (except to the extent eliminated in consolidation) or to another Subsidiary of Borrower;

    23. The provisions of Section 8.2.12 of the Loan Agreement are amended in full to read as follows:

          "8.2.12  Restricted Investment.  Make or have, or permit any
                   ---------------------
Subsidiary of Borrower, if any, to make or have, any Restricted Investment or, in any event, create, form or acquire, or permit any subsidiary to so create, form or acquire any new Subsidiary."

    24. Section 8.3 of the Loan Agreement is amended by deleting therefrom the following:

          "For future periods during the term of this Agreement, Agent shall establish financial covenants in its reasonable credit judgment (based upon similar criteria to those used by Agent for the existing covenants) under subsections 8.2.8, 8.2.15, 8.3.1, 8.3.2, 8.3.4 and 8.3.5."

    25. The provisions of Section 10.1.7 of the Loan Agreement are amended in full to read as follows:

          "10.1.7  Other Defaults.  There shall occur any default or event of
                   --------------
default (however defined) on the part of a Borrower or any of its Subsidiaries under any agreement, document or instrument to which such Borrower or Subsidiary is a party or by which such Borrower or Subsidiary or any of its Property is bound, creating or relating to any Indebtedness (other than the Obligations and trade payables) with a principal amount outstanding, individually or in the aggregate, in excess of $750,000 with respect to Restoration and $200,000 with respect to Michaels or any other Subsidiary if the payment or maturity of such Indebtedness is accelerated in consequence of such event of default or demand for payment of such Indebtedness is made."

    26. The provisions of Section 10.2 of the Loan Agreement are amended in full to read as follows:

          "10.2  Acceleration of the Obligations.  Without in any way limiting
                 -------------------------------
the right of Agent or all Lenders to demand payment of any portion of the Obligations payable on demand in accordance with Section 3.2 hereof, upon or at any time during the continuance of an Event of Default, all or any portion of the Obligations shall, at the option of all Lenders and without presentment, demand, protest or further notice by Agent or any Lender, become at once due and payable upon demand and Borrowers shall forthwith pay to Agent and Lenders, the full amount of such Obligations, provided, that upon the occurrence of an Event
                                 --------
of Default specified in subsection 10.1.9 hereof, all of the Obligations shall become automatically due and payable without declaration, notice or demand by Agent or Lenders."

    27. The provisions of Section 10.3.3 of the Loan Agreement are amended in full to read as follows:

          "10.3.3 The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Agent or all of the Lenders, in its or their sole discretion, may deem advisable. Borrowers agree that 5 days written notice to Borrowers of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Agent may designate in said notice. Agent shall have the right to conduct such sales on a Borrower's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Agent shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Agent and

Lenders may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral may be applied first to the costs, expenses and reasonable attorneys' fees incurred by Agent in collecting the Obligations, in enforcing the rights of Agent and Lenders under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivering any Collateral, second to the interest due upon any of the Obligations; and third, to the principal of the Obligations. If any deficiency shall arise, Borrowers shall remain liable to Agent and Lenders therefor."

    28. The provisions of Section 12.5.2 of the Loan Agreement are amended in full to read as follows:

          "12.5.2    Each Lender may (with the consent of Borrowers, unless such assignment is to another Lender or a subsidiary, sister company or parent of any Lender, each of whom shall be an Eligible Assignee (as defined below), or unless an Event of Default shall have occurred and be continuing, in which case Borrowers' consent shall not be required) assign all or any part of its Loans and its Commitments (but only with the consent of Agent and only pro rata among all of the various Loans and Commitments to the Borrowers), together with, in any such case, its related rights, remedies, powers and privileges under the Loan Documents; provided that (i) any such partial assignment shall be in an
                --------
amount at least equal to $10,000,000 and the assigning Lender shall have a retained interest at least equal to $10,000,000; (ii) each such assignment by a Lender of its Loans and Commitments shall be made in such manner so that the same portion of its Loans and Commitments is assigned to the respective assignee; (iii) the assigning Lender or the respective assignee shall have paid to Agent an assignment fee of $5,000; and (iv) such assignment, other than to another Lender, or a subsidiary, sister company or parent of any Lender, shall
be to an Eligible Assignee (as defined below).   Upon execution and delivery by
the assignee to Borrowers and Agent of an instrument in writing pursuant to which such assignee agrees to become a "Lender" under this Agreement (if not already a Lender) having the Commitment or Commitments and Loans specified in such instrument, and upon the consent of Agent, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of Agent), the obligations, rights and benefits of a Lender under the Loan Documents holding the Commitment or Commitments and Loans assigned to it (in addition to the Commitment or Commitments and Loans, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Commitment or Commitments so assigned. Any Lender may sell participations in its Loans and Commitments, but only on terms acceptable to Agent in its reasonable discretion.

          An Eligible Assignee is (a) a commercial bank organized under the laws of the United States of America, or any state thereof; (b) a savings and loan association or savings bank organized under the laws of the United States of America, or any state thereof; (c) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; (e) a commercial finance company or finance subsidiary of a corporation organized under the laws of the United States of America, or any state thereof; (f) an insurance company organized under the laws of the United States of America, or any state thereof; provided that in the case of any such organization listed in
(a) through (f) above, such organization shall have a combined capital and surplus in excess of $250,000,000."

    29. A new definition is added to Appendix A of the Loan Agreement in its appropriate alphabetical place as follows:

          "Acquisition Line Commitment - for each Lender, the obligation of such
           ---------------------------
Lender to make Loans to Restoration under the Acquisition Line pursuant to
Section 1.4(b) solely to the extent that such Lender shall have consented to the terms and conditions of the underlying acquisition and the terms and conditions of such Loan under the Acquisition Line and in an aggregate amount at any one time outstanding up to but not exceeding the respective amount set forth opposite the name of such Lender on Annex 1 as its Acquisition Line Commitment."

    30. The definition of "Commitment" in Appendix A of the Loan Agreement is amended in full to read as follows:

          "Commitment  collectively, the Restoration Commitment, the Michael's
           ----------
Revolving Credit Commitment and the Acquisition Line Commitment."

    31. The introductory unnumbered paragraph in the definition of "Eligible Inventory" in Appendix A of the Loan Agreement is amended in full to read as follows:

          "Eligible Inventory - such Inventory of a Borrower (other than
           ------------------
packaging materials and supplies) which Agent, in the exercise of its reasonable credit judgment, deems to be Eligible Inventory. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory if:"

    32. The definition of "Loans" in Appendix A of the Loan Agreement is amended in full to read as follows:

          "Loans - all loans and advances of any kind made by Lenders pursuant
           -----
to the Agreement (including, without limitation, the issuance, extension, and renewal of Letters of Credit and the participation by the Lenders therein)."

    33. The definition of "Michaels' Revolving Credit Commitment" in Appendix A of the Loan Agreement is amended in full to read as follows:

          "Michael's Revolving Credit Commitment - for each Lender, the
           -------------------------------------
obligation of such Lender to make Revolving Credit Loans to Michaels as a sublimit of such Lender's Restoration Commitment in an aggregate amount at any one time outstanding up to but not exceeding the respective amounts set forth opposite the name of such Lender on Annex 1 as its Michael's Revolving Credit Commitment."

    34. The definition of "Overadvance" in Appendix A of the Loan Agreement is amended in full to read as follows:

          "Overadvance - the amount, if any, by which (i) the outstanding
           -----------
principal amount of all Revolving Credit Loans to the Borrowers plus the LC
                                                                ----
Amount plus the principal amount of the Convertible Term Loans exceeds the
       ----
Restoration Borrowing Base or (ii) the outstanding amount of all Revolving Credit Loans to Michael's exceeds the Michael's Borrowing Base."

    35. The definition of "Required Lenders" in Appendix A of the Loan Agreement is amended in full to read as follows:

          "Required Lenders - Lenders having at least 66-2/3% of the aggregate
           ----------------
amount of the Commitments or, if the Commitments shall have terminated, Lenders holding at least 66-2/3% of the aggregate unpaid principal amount of the Loans."

    36. The definition of "Restoration Borrowing Base" in Appendix A of the Loan Agreement is amended in full to read as follows:

          "(j) Restoration Borrowing Base - as at any date of determination
               --------------------------
    thereof, an amount equal to the lesser of:

                     (i)  $60,000,000; and

                    (ii)  an amount equal to the sum of

                          (a)  $35,000,000,

                                 PLUS
                                 ----

                          (b) 65% of the value of Restoration's Eligible Inventory at such date in excess of $46,000,000, measured on the basis of the weighted average cost method."

    37. The definition of "Restoration Commitment" in Appendix A of the Loan Agreement is amended in full to read as follows:

          "Restoration Commitment - for each Lender, the obligation of such
           ----------------------
Lender to make Revolving Credit Loans, and Convertible Term Loans to Restoration and to issue or participate in Letters of Credit for the benefit of Restoration (and as a sublimit thereunder to make Revolving Credit Loans to Michaels) in an aggregate amount at any one time outstanding up to but not exceeding the respective amounts set forth opposite the name of such Lender on Annex 1 as its Restoration Commitment."

    38. Subsection (vi) of the definition of "Restricted Investment" in Appendix A of the Loan Agreement is amended in full to read as follows:

          "(vi) investments in wholly-owned Subsidiaries consisting of (a) the existing investment in Michaels, (b) any future investments in Michaels and (c) investments, not to exceed $500,000 in the aggregate at any time outstanding, in Restoration Hardware of Blackhawk, Inc."

    39. Except as amended by the terms herein, the Loan Documents remain in full force and effect in accordance with their terms. If there is any conflict between the terms and provisions of this Amendment, the terms and provisions of Amendment Number One and the Loan Documents, the terms and provisions of this Amendment shall govern.

    40. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

    41. This Amendment shall be governed by and construed according to the laws of the State of California.

    42. The Loan Documents, subject to the foregoing terms and conditions provided by this Amendment, constitute the complete agreement of the parties hereto with respect to the subject matters referred to herein and supersede all prior or contemporaneous negotiations, promises, agreements, or representations, all of which have become merged and finally integrated into the Loan Documents and this Amendment.

    43. Borrower agrees to pay, on demand, all attorneys' fees and costs incurred in connection with the negotiation, documentation and execution of this Amendment, not to exceed $8,000. If any legal action or proceeding shall be commenced at any time by any party to this Amendment in connection with its interpretation or enforcement, the prevailing party or parties in such action or proceeding shall be entitled to reimbursement of its reasonable attorneys' fees and costs in connection therewith, in addition to all other relief to which the prevailing party or parties may be entitled.

    44. Except for the fee letter of even date herewith between Agent and Borrower, and as provided in the preceding paragraph hereof, there shall be no closing fees or charges payable by Borrower in connection with this Amendment.

                              FLEET CAPITAL CORPORATION,
                              as Agent and Lender

                              By:
                                 -------------------------------------

                              Its:
                                  ------------------------------------


                              RESTORATION HARDWARE, INC.

                              By:
                                 -------------------------------------

                              Its:
                                  ------------------------------------


                              THE MICHAELS FURNITURE COMPANY, INC.

                              By:
                                 -------------------------------------

                              Its:
                                  ------------------------------------